UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 7, 2005

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, Suite 200 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

        On November 6, 2003, Cellegy Pharmaceuticals, Inc. entered into a letter agreement with Richard C. Williams concerning compensation for his service as Chairman of the board of directors of Cellegy.  On January 3, 2005, Cellegy announced that Mr. Williams had been appointed as interim Chief Executive Officer and that K. Michael Forrest had resigned his position of Chief Executive Officer and a director.  On January 7, 2005, the board of directors of Cellegy determined that during the period of time that Mr. Williams serves as Interim Chief Executive Officer in addition to Chairman, he will receive compensation at a rate of $40,000 per month.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        The disclosures under Item 1.01 above are hereby incorporated by reference into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: January 13, 2005	By:	/s/ A. Richard Juelis
A. Richard Juelis
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)